FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

Extreme Networks Reports Fourth Quarter and Fiscal Year 2012 Financial Results
Fiscal 2012 Annual non-GAAP Net Income Increases 189%

SANTA CLARA, Calif., August 1, 2012 /PRNewswire/ -- Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its 2012 fiscal fourth quarter and total year ended June 30, 2012. For the quarter, total net revenue was $87.6 million as compared to $73.4 million in the third fiscal quarter and $89.8 million for the fourth fiscal quarter last year. GAAP net income was $7.8 million or $0.08 per diluted share for the quarter and increased $5.4 million or $0.05 per diluted share as compared to the prior quarter and increased $9.9 million or $0.10 per diluted share when compared to one year ago. Non-GAAP net income was $7.6 million or $0.08 per diluted share for the quarter and increased $3.8 million or $0.04 per diluted share as compared to the prior quarter and increased $5.5 million or $0.06 per diluted share when compared to one year ago.

For fiscal year 2012, Extreme Networks reported revenue of $322.7 million, compared to revenue of $334.4 million for fiscal 2011. GAAP net income of $15.9 million, or $0.17 per diluted share, increased $13.2 million and $0.14 per diluted share, compared to $2.7 million, or $0.03 per diluted share for fiscal 2011. On a non-GAAP basis, net income for fiscal year 2012 of $21.7 million, or $0.23 per diluted share, increased $14.2 million or $0.15 per diluted share, compared to $7.5 million, or $0.08 per diluted share, for fiscal 2011.

“Q4 results were in-line with our targets and we are encouraged by the progress we have made in our financial results,” stated Oscar Rodriguez, President and CEO of Extreme Networks. “Over the last fiscal year, we have transformed Extreme Networks to take a leading technology position among networking vendors. This coming year we are looking forward to building revenue from our new data center, campus and mobile backhaul product portfolios by leveraging our increased investments in key areas including Software Defined Networking and Bring Your Own Device (BYOD) applications.”

Q4 2012 Financial Metrics:

	Fourth Quarter
	(in thousands, except per share amounts and percentages)
	(unaudited)
	2012	2011	Change
Net Revenue
Product	$72,558	$73,778	$(1,220)	(2)%
Service	$15,091	$15,983	$(892)	(6)%
Total Net Revenue	$87,649	$89,761	$(2,112)	(2)%
GAAP
Gross Margin	56%	54%	2%
Operating Margin/Loss	6%	(2)%	8%
Net Income	$7,812	$(2,087)	$9,899
Earnings per diluted share	$0.08	$(0.02)	$0.10
Non-GAAP
Gross Margin	56%	54%	2%
Operating Margin	8%	(2)%	10%
Net Income	$7,646	$2,145	$5,501
Earnings per diluted share	$0.08	$0.02	$0.06

•	Gross margin for Q4 was 56% and flat sequentially as compared to Q3 Fiscal 2012.

•	Cash and investments ended the quarter at $153.5 million, as compared to $147.2 million from Q3 of fiscal 2012.

•	Accounts receivable balance at Q4 was $41.2 million, a (net) decrease $4.6 million from Q3 of fiscal 2012, with days sales outstanding (DSO) of 42, a decrease of 15 days from Q3 of fiscal 2012.

•	Inventory at Q4 was $26.6 million, a (net) increase of $3.3 million from Q3 of fiscal 2012 and represents 72 days of inventory (DOI), a decrease of 6 days from Q3 of fiscal 2012.

Fiscal Year 2012 Business Highlights:

•
We experienced growth in the number of 10G Ethernet ports shipped of 146% in fiscal 2012, while the total market for 10G Ethernet ports is estimated by Dell'Oro to grow at 66% in calendar year 2012, and we believe we will continue to grow significantly faster than the overall market for 10G ports shipped in calendar year 2012.

•
Extreme Networks was ranked #1 and #2 in two key categories of 40 Gigabit Ethernet Switch Market Share for the last six months of calendar 2011, and earned a #1 rating for its BlackDiamond X8and Summit X670 product by Infotech Research in its November 2011 report for data center and cloud switching.

•
Ahead of the Summer Olympics, the London Internet Exchange (LINX), one of the world's leading exchange points for Internet traffic, has become one of the first organizations to purchase the BlackDiamond® X8 switch to help meet growing network data traffic requirements.

•	Developed and piloted New Software Supporting Open Flow and Software-Defined Networks (SDN) capabilities.

•	Completed a transformation of the business and we believe we are now well positioned to achieve our goals to grow revenue and increase profitability.

Business Outlook:

While we believe our new products, such as the high performance Black Diamond 8X, can drive higher demand over the next few quarters, our targets for the near-term reflect the uncertainty in the global economy. Our targeted revenue for the first quarter of fiscal 2013 ending September 30, 2012, is in a range of $75 million to $82 million with GAAP and non-GAAP gross margin targeted to be in a similar range as Q4 at 56%. GAAP net income is targeted at break-even to $3.0 million, or $0.00 to $0.03 per diluted share. Non-GAAP net income is targeted in a range of $1 million to $4 million, or $0.01 to $0.05 per diluted share. (Non-GAAP targets for the first fiscal quarter exclude stock based compensation expense.) The GAAP and non-GAAP net income targets are based on an estimated 95.7 million diluted weighted average shares.

The schedules attached to this release are an integral part of the release.

Conference Call:

Extreme Networks will host a conference call at 5:00 p.m. Eastern (2:00 p.m. Pacific) today to review the highlights of the fiscal fourth quarter 2012 results and the fiscal first quarter 2013 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet at http://investor.extremenetworks.com and a replay of the call will be available on the website through August10th, 2012. The conference call may also be heard by dialing 1-877-303-9826 (international callers' dial 1-224-357 2194) and the conference call ID is 15138495. Supplemental financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com including the non-GAAP reconciliation attached to this press release.

About Extreme Networks:

Extreme Networks is a technology leader in high-performance Ethernet switching for cloud, data center and mobile networks. Based in Santa Clara, CA, Extreme Networks has more than 6,000 customers in over 50 countries. Extreme Networks is a trademark or registered trademark of Extreme Networks, Inc. in the United States and/or other countries.

For additional product and company information, please refer to www.extremenetworks.com.

Non-GAAP Financial Measures:

This press release highlights the company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends. Extreme's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues for the company's products and services given that increasing price competition in key network switching equipment markets; our effectiveness in controlling expenses, the risk that we or our distributors and other channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; risks associated with the ramp-up of production of our new products and our entry into new business channels different from those in which we have historically operated; the risk that we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; our ability to complete development and commercialization of products under development, such as our pipeline of new network switches and related software; our ability to lower costs; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our new products; and risks associated with ongoing litigation; a dependency on third parties for certain components and for the manufacturing of the Company's products. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	June 30, 2012	July 3, 2011
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$54,596	$49,972
Short-term investments	23,358	41,357
Accounts receivable, net of allowances of $1,646 at June 30, 2012 and $1,412 at July 3, 2011	41,166	33,689
Inventories, net	26,609	21,583
Deferred income taxes	644	681
Prepaid expenses and other current assets, net	5,655	10,132
Assets held for sale	17,081	—
Total current assets	169,109	157,414
Property and equipment, net	25,180	41,877
Marketable securities	75,561	55,648
Intangible assets	5,106	4,906
Other assets, net	9,519	11,128
Total assets	$284,475	$270,973
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,437	$15,092
Accrued compensation and benefits	13,409	13,723
Restructuring liabilities	463	3,183
Accrued warranty	2,871	2,640
Deferred revenue, net	31,769	29,613
Deferred distributors revenue, net of deferred cost of sales to distributors	15,319	16,552
Other accrued liabilities	13,245	19,050
Total current liabilities	96,513	99,853
Deferred revenue, less current portion	7,559	7,360
Deferred income taxes	120	93
Other long-term liabilities	643	2,381
Commitments and contingencies
Stockholders’ equity	179,640	161,286
Total liabilities and stockholders’ equity	$284,475	$270,973

(1) The information in this column is derived from the Company's consolidated balance sheet included in the Company's Annual Report on Form 10-K for the year ended July 3, 2011.

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	June 30, 2012	July 3, 2011	June 30, 2012	July 3, 2011
	(unaudited)	(unaudited)	(unaudited)	(1)
Net revenues:
Product	$72,558	$73,778	$261,873	$274,388
Service	15,091	15,983	60,849	60,040
Total net revenues	87,649	89,761	322,722	334,428
Cost of revenues:
Product	33,305	34,770	120,227	129,556
Service	5,511	6,409	22,648	24,911
Total cost of revenues	38,816	41,179	142,875	154,467
Gross profit:
Product	39,253	39,008	141,646	144,832
Service	9,580	9,574	38,201	35,129
Total gross profit	48,833	48,582	179,847	179,961
Operating expenses:
Sales and marketing	24,655	28,454	90,167	103,277
Research and development	11,774	13,204	45,640	49,330
General and administrative	6,880	6,068	28,658	24,683
Restructuring charge, net of reversal	237	2,764	1,594	3,806
Litigation settlement	(121)	—	(121)	(4,249)
Total operating expenses	43,425	50,490	165,938	176,847
Operating income (loss)	5,408	(1,908)	13,909	3,114
Interest income	311	345	1,239	1,304
Interest expense	—	(37)	(75)	(132)
Other income (expense)	2,049	(255)	1,995	(574)
Income (loss) before income taxes	7,768	(1,855)	17,068	3,712
Provision for income taxes	(44)	232	1,196	999
Net income (loss)	$7,812	$(2,087)	$15,872	$2,713
Basic and diluted net income (loss) per share:
Net income (loss) per share - basic	$0.08	$(0.02)	$0.17	$0.03
Net income (loss) per share - diluted	$0.08	$(0.02)	$0.17	$0.03
Shares used in per share calculation - basic	94,186	92,382	93,451	91,423
Shares used in per share calculation - diluted	95,225	92,382	94,490	92,795

(1) The information in this column is derived from the Company's consolidated statement of operations included in the Company's Annual Report on Form 10-K for the year ended July 3, 2011.

EXTREME NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	June 30, 2012	July 3, 2011
	(unaudited)	(1)

Net cash provided by operating activities	$13,813	$16,777
Cash flows used in investing activities:
Capital expenditures	(5,237)	(5,697)
Purchases of investments	(75,851)	(111,798)
Proceeds from maturities of investments and marketable securities	30,295	33,600
Proceeds from sales of investments and marketable securities	40,658	61,816
Purchases of intangible assets	(275)	—
Net cash used in investing activities	(10,410)	(22,079)
Cash flows provided by financing activities:
Proceeds from issuance of common stock	1,392	1,530
Deposit received from sale of buildings	1,001	1,000
Net cash provided by financing activities	2,393	2,530

Foreign currency effect on cash	(1,172)	800

Net increase (decrease) in cash and cash equivalents	4,624	(1,972)
Cash and cash equivalents at beginning of period	49,972	51,944
Cash and cash equivalents at end of period	$54,596	$49,972

(1) The information in this column is derived from the Company's statement of cash flows included in the Company's Annual Report on Form 10-K for the year ended July 3, 2011.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	June 30, 2012	July 3, 2011	June 30, 2012	July 3, 2011

NON-GAAP ADJUSTMENTS
Cost of product revenue	$158	$117	$531	$436
Cost of service revenue	54	8	257	232
Sales and marketing	460	541	1,765	1,948
Research and development	322	373	1,363	1,113
General and administrative	611	429	2,341	1,520
Restructuring charge, net of reversal	237	2,764	1,594	3,806
Litigation settlement	(121)	—	(121)	(4,249)
CTA reclassification	(1,887)	—	(1,887)	—
Total non-GAAP adjustments	$(166)	$4,232	$5,843	$4,806

Gross margin - GAAP Basis	$48,833	$48,582	$179,847	$179,961
Non-GAAP adjustments to gross margin	212	125	788	668
Gross margin - Non-GAAP Basis	$49,045	$48,707	$180,635	$180,629
Gross margin - Non-GAAP Basis %	56%	54%	56%	54%

Operating income (loss) - GAAP Basis	$5,408	$(1,908)	$13,909	$3,114
Non-GAAP adjustments:
Stock-based compensation expense	$1,537	$1,468	$6,189	$5,249
Restructuring charge, net of reversal	237	2,764	1,594	3,806
Litigation settlement	(53)	—	(53)	(4,249)
Total Non-GAAP adjustments	$1,721	$4,232	$7,730	$4,806
Operating income (loss) - Non-GAAP Basis	$7,129	$2,324	$21,639	$7,920

Net income (loss) - GAAP Basis	$7,812	$(2,087)	$15,872	$2,713
Non-GAAP adjustments to other income/expense	(1,887)	—	(1,887)	—
Non-GAAP adjustments to operating income	1,721	4,232	7,730	4,806
Net income (loss) - Non-GAAP Basis	$7,646	$2,145	$21,715	$7,519

Basic and diluted Non-GAAP net income (loss) per share:
Non-GAAP Net income (loss) per share - basic	$0.08	$0.02	$0.23	$0.08
Non-GAAP Net income (loss) per share - diluted	$0.08	$0.02	$0.23	$0.08
Shares used in per share calculation - basic	94,186	92,382	93,451	91,423
Shares used in per share calculation - diluted	95,225	92,382	94,490	92,795